Exhibit 99.1

Amicus Therapeutics Announces Third Quarter

2013 Financial Results

 Reiterates Full-Year 2013 Net Cash Spend Guidance of $47 Million to $53 Million

Broad Strategic Update to Be Provided by Year-End 2013

CRANBURY, NJ, November 12, 2013 — Amicus Therapeutics (Nasdaq: FOLD), a biopharmaceutical company at the forefront of therapies for rare and orphan diseases, today announced financial results for the third quarter ended September 30, 2013. A broad strategic update on the Company’s development programs and business development activities will be provided by year-end 2013.

John F. Crowley, Chairman and Chief Executive Officer of Amicus Therapeutics stated, “During the third quarter we continued to advance next-generation enzyme replacement therapies in Fabry, Pompe and MPS I utilizing our CHART™ platform. In addition, our ongoing Phase 3 studies of migalastat HCl monotherapy continued to advance toward further results in Fabry patients with amenable mutations. Our balance sheet also remains strong through our collaborations with GSK and Biogen, and with careful cost management. We look forward to providing what we believe will be important and positive updates on our portfolio and our future strategic direction in the coming weeks.”

Financial Highlights for Third Quarter Ended September 30, 2013

•                  Cash, cash equivalents, and marketable securities totaled $60.5 million at September 30, 2013 compared to $99.1 million at December 31, 2012.

•                  Cash reimbursements received from GlaxoSmithKline (GSK) for shared development of migalastat HCl totaled $1.0 million compared to $3.7 million in the third quarter 2012.

•                  Total revenue of $39,000 consisted of research revenue received from Biogen Idec under the Parkinson’s disease collaboration, which Amicus and Biogen entered on September 1, 2013. No revenue was recognized in the third quarter of 2012.

•                  Total operating expenses decreased to $15.2 million from $16.9 million in the third quarter 2012 primarily due to lower expenses in research and development.

•                  Net loss was $14.6 million, or $0.29 per share, compared to a net loss of $16.3 million, or $0.34 per share, for the third quarter 2012.

2013 Financial Guidance and Financial Outlook

Amicus continues to expect full-year 2013 net cash spend to total between $47 million and $53 million, including cash reimbursements received from GSK. Amicus and GSK are responsible for 40% and 60% of global development costs for migalastat HCl, respectively, in 2013 and beyond. The Company projects that the current cash position and anticipated Fabry program reimbursements from GSK are sufficient to fund operations into the fourth quarter of 2014.

Broad Strategic Update

Amicus expects to provide a broad strategic update on its development programs and business development activities in the next few weeks. At this time Amicus and GSK both remain blinded to the Stage 2 (12-month) data from the ongoing Phase 3 study (Study 011) of migalastat HCl monotherapy in patients with Fabry disease who have amenable mutations. In addition, all ongoing clinical studies are continuing per protocol.

About Amicus Therapeutics

Amicus Therapeutics (Nasdaq:FOLD) is a biopharmaceutical company at the forefront of therapies for rare and orphan diseases. The Company is developing novel, first-in-class treatments for a broad range of human genetic diseases, with a focus on delivering new benefits to individuals with lysosomal storage diseases. Amicus’ lead programs include the small molecule pharmacological chaperones migalastat HCl as a monotherapy and in combination with enzyme replacement therapy (ERT) for Fabry disease; and AT2220 (duvoglustat HCl) in combination with ERT for Pompe disease.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to preclinical and clinical development of Amicus’ candidate drug products, the timing and reporting of results from preclinical studies and clinical trials evaluating Amicus’ candidate drug products, and the projected cash position for the Company. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “potential,” “plan,” “targets,” “likely,” “may,” “will,” “would,” “should” and “could,” and similar expressions or words identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. The inclusion of forward-looking statements should not be regarded as a representation by Amicus that any of its plans will be achieved. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Amicus might make or by known or unknown risks and uncertainties. For example, with respect to statements regarding the goals, progress, timing and outcomes of discussions with regulatory authorities and the potential goals, progress, timing and results of preclinical studies and clinical trials, actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the business of Amicus, including, without limitation: the potential that results of clinical or pre-clinical studies indicate that the product candidates are unsafe or ineffective; the potential that it may be difficult to enroll patients in our clinical trials; the potential that regulatory authorities may not grant or may delay approval for our product candidates; the potential that preclinical and clinical studies could be delayed because we identify serious side effects or other safety issues; the potential that we will need additional funding to complete all of our studies and, our dependence on third parties in the conduct of our clinical studies. Further, the results of earlier preclinical studies and/or clinical trials may not be predictive of future results. With respect to statements regarding projections of the Company’s cash position, actual results may differ based on market factors and the Company’s ability to execute its operational and budget plans. In addition, all forward looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2012, as well as any subsequent quarterly reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Amicus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

CONTACTS:

Investors/Media:

Sara Pellegrino

spellegrino@amicusrx.com

(609) 662-5044

Table 1

Amicus Therapeutics, Inc.

(a development stage company)

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months		Nine Months		Period from February 4, 2002 (inception) To
	Ended September 30,		Ended September 30,		September 30,
	2012	2013	2012	2013	2013
Revenue:
Research revenue	$—	$39	$11,591	$39	$57,532
Collaboration and milestone revenue	—	—	6,820	—	64,382
Total revenue	$—	$39	$18,411	$39	$121,914

Operating Expenses:
Research and development	$11,499	$10,110	$39,226	$32,824	$348,717
General and administrative	4,995	4,635	14,909	14,288	146,901
Restructuring charges	—	—	—	—	1,522
Impairment of leasehold improvements	—	—	—	—	1,030
Depreciation and amortization	422	429	1,284	1,318	13,086
In-process research and development	—	—	—	—	418
Total operating expenses	16,916	15,174	55,419	48,430	511,674
Loss from operations	(16,916)	(15,135)	(37,008)	(48,391)	(389,760)
Other income (expenses):
Interest income	92	36	235	147	14,536
Interest expense	(19)	(7)	(77)	(26)	(2,448)
Change in fair value of warrant liability	553	517	(1,941)	874	2,427
Other income	—	—	21	—	252
Loss before tax benefit	(16,290)	(14,589)	(38,770)	(47,396)	(374,993)
Income tax benefit	—	—	—	—	8,708
Net loss	(16,290)	(14,589)	(38,770)	(47,396)	(366,285)
Deemed dividend	—	—	—	—	(19,424)
Preferred stock accretion	—	—	—	—	(802)
Net loss attributable to common stockholders	$(16,290)	$(14,589)	$(38,770)	$(47,396)	$(386,511)
Net loss attributable to common stockholders per common share — basic and diluted	$(0.34)	$(0.29)	$(0.88)	$(0.96)

Weighted-average common shares outstanding — basic and diluted	48,513,647	49,621,188	44,255,885	49,621,188

Table 2

Amicus Therapeutics, Inc.

(a development stage company)

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)

	December 31,	September 30,
	2012	2013
Assets:
Current assets:
Cash and cash equivalents	$33,971	$30,047
Investments in marketable securities	65,151	30,448
Receivable due from GSK	3,225	2,121
Prepaid expenses and other current assets	2,270	1,692
Total current assets	104,617	64,308

Property and equipment, less accumulated depreciation and amortization of $8,501 and $9,751 at December 31, 2012 and September 30, 2013, respectively	5,029	4,356
Other non-current assets	442	442
Total Assets	$110,088	$69,106

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$8,845	$8,166
Current portion of secured loan	398	398
Warrant liability	—	34
Total current liabilities	9,243	8,598

Deferred reimbursements	30,418	34,019
Warrant liability, non-current	908	—
Secured loan, less current portion	299	—

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value, 125,000,000 shares authorized, 49,631,672 shares issued and outstanding at December 31, 2012, 49,631,672 shares issued and outstanding at September 30, 2013	556	556
Additional paid-in capital	387,539	392,213
Accumulated other comprehensive income	14	5
Deficit accumulated during the development stage	(318,889)	(366,285)
Total stockholders’ equity	69,220	26,489
Total Liabilities and Stockholders’ Equity	$110,088	$69,106

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